UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.

On September 8, 2021 Calavo Growers, Inc. (“Calavo”) issued a press release containing our financial results for the three and nine months periods ended July 31, 2021. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by Calavo Growers, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, James E. Gibson gave notice of his retirement from his position as Chief Executive Officer of Calavo. His retirement from the Chief Executive Officer position is effective September 9, 2021. Calavo has engaged an executive search firm to identify candidates for a permanent Chief Executive Officer. Mr. Gibson will continue as an employee of Calavo through September 30, 2021 to assist in transitioning his job responsibilities.

On September 8, 2021, Steven Hollister, a member of Calavo’s Board of Directors (the “Board”), was appointed to serve as Chief Executive Officer of Calavo on an interim basis effective September 9, 2021. Mr. Hollister will continue as a member of the Board, but he will no longer serve on the Audit Committee or the Compensation Committee of the Board. Marc Brown, an independent director, will be appointed September 9th to the Audit Committee to replace Mr. Hollister.

Farha Aslam, who has been serving as interim Chief Financial Officer informed the Board on September 7, 2021 that she would resign from her position as interim Chief Financial effective September 9, 2021, in order to resume her status as an independent director on the Board. Steven Hollister will serve as interim Chief Financial Officer effective September 9, 2021. As previously disclosed, Calavo has engaged an executive search firm to identify candidates for a permanent Chief Financial Officer.

Mr. Hollister will be paid $50,000 per month for his services as interim Chief Executive Officer and interim Chief Financial Officer and will continue to earn compensation as a non-employee director as disclosed in Calavo’s proxy statement filed with the Securities and Exchange Commission on March 1, 2021. Mr. Hollister will also be issued a stock option for 5,000 shares of Calavo stock with an exercise price equal to the fair market value on the date of grant and vesting as to 50% of the shares on the first and second anniversaries of the grant date.

Mr. Hollister, age 63, has served on the Board for the last 13 years. Mr. Hollister has been a Managing Member of Rocking Spade, LLC, a diversified investor and developer with interests in ranching and commercial properties, since 2001. Previously Mr. Hollister was Vice President of Sunrise Mortgage & Investment Company, General Manager of Niven Family Wine Estates, Chief Operating Officer of Fess Parker Winery & Vineyard and Santa Barbara County Wine Center, and Senior Vice President of Central Coast Farm Credit.

In connection with his retirement, pursuant to a Separation and Release Agreement entered into between Calavo and Mr. Gibson on September 8, 2021, all outstanding equity awards held by Mr. Gibson as of the last day of his employment will vest in full subject to his execution of a release. Mr. Gibson will also be entitled to continue his health care coverage at his expense for a period of 36 months after the last day of his employment.

A copy of the press release announcing the retirement of Mr. Gibson and the appointments of Mr. Hollister and the Separation and Release Agreement described above are attached hereto as Exhibits 99.2 and 10.1, respectively, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

99.1	Earnings Press release dated September 8, 2021 of the Registrant.
99.2	Press release dated September 8, 2021 of the Registrant.
10.1	Separation and Release Agreement dated September 8, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
September 8, 2021

	By:	/s/ James Gibson
James Gibson
Chief Executive Officer
(Principal Executive Officer)

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